Exhibit 99.1

CUBIST ANNOUNCES FULL-YEAR 2012 REVENUES AND PROVIDES BUSINESS UPDATE

•      2012 Total Net Revenues of $926.4 Million, Up 23% Over 2011

•      Q4 Total Net Revenues of $245.9 Million, Up 16% Over 2011

•      Data Readouts for Two Phase 3 Trials Expected in 2H13

•      Company Presenting at J.P. Morgan Healthcare Conference on Jan. 10, 2013

Lexington, Mass., January 7, 2013 — Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) today announced unaudited fourth quarter and full-year 2012  revenues and provided business updates, including the expected timing of data readouts for two ongoing Phase 3 clinical trials of CXA-201 (ceftolozane/tazobactam).

Cubist continued to deliver double-digit total revenue growth in the fourth quarter. Fourth quarter and year-end 2012 unaudited revenue results include:

•                  Total net revenues for Q4 2012 of $245.9 million were up 16% compared to Q4 of 2011. Full-year 2012 total net revenues were $926.4 million, up 23% compared to $754.0 million in 2011.

•                  U.S. CUBICIN® (daptomycin for injection) net product revenues in Q4 2012 increased 14% to $216.0 million from $190.1 million in Q4 2011. Full-year 2012 total U.S. CUBICIN net product revenues were $809.2 million, up 16% compared to $698.8 million in 2011.

•                  International CUBICIN revenues for Q4 2012 increased 34% to $14.5 million from $10.8 million in Q4 2011. Full-year 2012 total international CUBICIN revenues were $50.5 million, up 38% compared to $36.7 million in 2011.

•                  ENTEREG® (alvimopan) net product revenues were $10.9 million in the fourth quarter of 2012. Full-year 2012 total ENTEREG net product revenues were $40.2 million.

•                  Service revenues for DIFICID® (fidaxomicin) in the fourth quarter of 2012 were $3.7 million. Full-year 2012 total services revenues for DIFICID were $23.2 million.

Cubist also provided an update regarding ceftolozane/tazobactam, currently being studied in pivotal Phase 3 trials as a first-line intravenous therapy for the treatment of complicated intra-abdominal infections (cIAI) and complicated urinary tract infections (cUTI) caused by Gram-negative bacterial infections, including those caused by multi-drug resistant Pseudomonas aeruginosa.  Top-line data readouts from these two clinical trials are expected in the second-half of 2013.  This timing incorporates a reduction of patient enrollment requirements and reflects the Company’s recent consultation with the Food and Drug Administration (FDA), following the release by the FDA in late September of new draft guidance for cIAI registration trials. Cubist anticipates filing a New Drug Application (NDA) for ceftolozane/tazobactam in cUTI and cIAI approximately six months after announcing top-line results from the Phase 3 trials.  As recently announced, the FDA granted ceftolozane/tazobactam a Qualified Infectious Disease Products (QIDP) designation, qualifying it for priority review and fast-track status at the FDA.  If ultimately approved by the FDA, it would also receive a five-year extension of Hatch-Waxman exclusivity.

“We had another strong year in 2012, driven in large measure by the continued growth of CUBICIN. As we enter 2013, and anticipate Phase 3 data for ceftolozane/tazobactam, we expect to begin the next

65 Hayden Avenue, Lexington, MA 02421  P 781.860.8660  F 781.861.0566  www.cubist.com significant chapter of Cubist’s growth story,” said Michael Bonney, Chief Executive Officer. “We continue to demonstrate the value of our differentiated focus on the acute care market. We are advancing three Phase 3 product candidates, including ceftolozane/tazobactam, which we believe has blockbuster potential based on its unique attributes and the significant need for new antibiotics to treat infections caused by multi-drug resistant Gram-negative pathogens. As we move forward in 2013, we will continue to focus on driving shareholder value by executing against our Building Blocks of Growth five-year goals.”

Mr. Bonney will present to investors at the 31st Annual J.P. Morgan Healthcare Conference at 2:00 p.m. ET / 11:00 a.m. PT on January 10th, 2013. The presentation will be available via webcast at www.cubist.com. During his presentation, Mr. Bonney will discuss the Company’s unaudited 2012 revenue results, the company’s business strategy and market opportunities, and will highlight additional recent pipeline developments, including:

•                  The updated timing for anticipated top-line data from ceftolozane/tazobactam’s Phase 3 studies in cUTI and cIAI;

•                  CB-315’s recent QIDP designation, and Phase 3 trials now underway in Clostridium difficile-associated diarrhea (CDAD); and

•                  The bevenopran (CB-5945) Phase 3 program to develop a potential therapy for patients with opioid-induced constipation (OIC) which began in October 2012 with the initiation of a large, well-controlled, long-term safety trial. Three Phase 3 efficacy trials are planned to begin in the first half of 2013.

The Company will host a conference call to discuss complete financial results for fourth quarter and year-end 2012 on January 23, 2013 at 5:00 p.m. ET.  The conference call and webcast information is below.

******************Q4 2012 CONFERENCE CALL & WEBCAST INFORMATION******************

Cubist will host a conference call and live audio webcast to discuss both its fourth quarter and full-year 2012 financial results, business activities and financial outlook.

WHEN: Wednesday, January 23, 2013 at 5:00 p.m. ET

LIVE DOMESTIC & CANADA CALL-IN: (855) 319-7654

LIVE INTERNATIONAL CALL-IN: (484) 756-4327

Attendee Passcode: 83986357

24-HOUR REPLAY DOMESTIC & CANADA: (855) 859-2056

24-HOUR REPLAY INTERNATIONAL: (404) 537-3406

REPLAY PASSCODE:

Conference ID: 83986357

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

www.cubist.com

Replay will be available for 90 days via the Internet at www.cubist.com

**********************************************************************

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address significant unmet medical needs in the acute care environment. Cubist is headquartered in Lexington, Mass. Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding (i) our unaudited expected fourth quarter and full-year 2012 financial results, (ii) the expected timing of data readouts for our two ongoing Phase 3 clinical trials of CXA-201, (iii) the expected timing of our NDA for ceftolozane/tazobactum in cUTI and cIAI, (iv) the expected five-year extension of Hatch-Waxman exclusivity for ceftolozane/tazobactum, (v) our belief in the blockbuster potential of ceftolozane/tazobactum, (vi) the expected timing of beginning Phase 3 efficacy trials for CB-5945 and (vii) our plan to execute against our Building Blocks of Growth five-year goals, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include: the risk that our final fourth quarter and 2012 full-year audited financial results will differ materially from our expected results disclosed in this release; our ability to continue to grow revenues from the sale of CUBICIN, the ability of our third-party suppliers to produce and deliver adequate amounts of CUBICIN; competition from generic drug companies such as Teva and Hospira; our ability to successfully market and sell ENTEREG, our ability to successfully develop, gain marketing approval for and commercially launch ceftolozane/tazobactam and our other product candidates for their planned indications and on the timelines that we expect; our ability to in-license or acquire new products and product candidates; our ability to achieve and manage our growth in our business; and those additional factors discussed in our most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements.

Contacts:
INVESTORS:	MEDIA:
Cubist Pharmaceuticals, Inc.	Cubist Pharmaceuticals, Inc.
Eileen C. McIntyre, 781-860-8533	Julie DiCarlo, 781-860-8063
Senior Director, Investor Relations	Senior Director, Corporate Communications
eileen.mcintyre@cubist.com	julie.dicarlo@cubist.com

###